U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

December 30, 2011

Commission file number 001-10196

STUDIO ONE MEDIA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2517953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260

(Address of principal executive offices) (Zip Code )

(480) 556-9303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 30, 2011, the Company executed a Convertible Promissory Note in the principal amount of $300,000 payable to FPJ Investment, LLC (“FPJ”), a company owned by Frank Perrotti, Jr., Chairman of the Company.  The loan was made by FPJ pursuant to the terms and conditions of the Financing Agreement announced by the Company on November 28, 2011, which provides for the funding of up to $2 million in loans to the Company to be used to manufacture, ship, install and operate additional audio/video recording studios and for general operating purposes.  As additional consideration for the loan, pursuant to the terms of the Financing Agreement, the Company has issued a cashless warrant to FPJ to purchase 150,000 shares of common stock of the Company at a price of forty cents, exercisable for a period of five (5) years from the date of grant of same.

All other terms and conditions of the loan are as previously reported by the Company in connection with the Financing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO ONE MEDIA, INC.

Dated: January 4, 2012	By:	/s/ Kenneth R. Pinckard
Kenneth R. Pinckard
Vice President